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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the IXC Communications, Inc. 1998 Stock Plan and Outside Directors' Phantom Stock Plan of our report on National Teleservice, Inc. dated July 28 , 1997, appearing in the Proxy Statement/Prospectus, which is part of Amendment No. 1 to Registration Statement No. 333-48079 of IXC Communications, Inc. on Form S-4 and of our report on National Teleservice, Inc. dated December 6, 1996 (May 12, 1997 as to Note 10) appearing in the current report on Form 8-K/A dated May 7, 1997, which is incorporated by reference in Amendment No. 1 to Registration Statement No. 333-48079 of IXC Communications, Inc. on Form S-4, which are incorporated by reference in the current report on Form 8-K of IXC Communications, Inc. dated April 15, 1998. We also consent to the incorporation by reference in this Registration Statement of our report on National Teleservice, Inc. dated July 28, 1997, appearing in the current report on Form 8-K of IXC Communications, Inc. dated October 29, 1998.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 29, 1998